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For the fiscal period ended 6/30/00
File number 811-03623

					SUB-ITEM 77-0

					EXHIBITS

		Transactions Effected Pursuant to Rule 10f-3

I.    The Prudential Series Fund - 20/20 Focus Portfolio - Exhibit 1A

1.   Name of Issuer
	Eloquent, Inc.

2.   Date of Purchase
	2/16/00

3.   Number of Securities Purchased
	1,200

4.   Dollar Amount of Purchase
	$19,200.00

5.   Price Per Unit
	$16.00

6.   Name(s) of Underwriter(s) or Dealer(s)
      From whom Purchased
	US Bancorp Piper Jaffray

7.   Other Members of the Underwriting Syndicate
	  See Exhibit A

EXHIBIT A

UNDERWRITER

U.S. Bancorp Piper Jaffray Inc.
Banc of America Securities LLC
Thomas Weisel Partners LLC
Chase Securities Inc.
CIBC World Markets Corp.
Deutsche Bank Securities Inc.
Donaldson, Lufkin & Jenrette Securities Corporation
E*OFFERING Corp.
FleetBoston Robertson Stephens Inc.
Lehman Brothers Inc.
Morgan Stanley & Co. Incorporated
Prudential Securities Incorporated
Salomon Smith Barney Inc.
SG Cowen Securities Corporation
Nessuah Zannex Ltd.






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